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As filed with the Securities and Exchange Commission on September 19, 2002

Registration Nos. 333-89970, 333-89970-01, 333-89970-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMEREN CORPORATION AMEREN CAPITAL TRUST I AMEREN CAPITAL TRUST II	Missouri Delaware Delaware	43-1723446 16-6531221 16-6531223
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

WARNER L. BAXTER
Senior Vice President, Finance

STEVEN R. SULLIVAN
Vice President, General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Name, address, including zip code, and telephone number,
including area code, of agents for service)

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Ameren Corporation:
Senior Debt Securities
Subordinated Debt Securities
Guarantee of Trust Preferred Securities of Ameren Capital Trust I(2)
Guarantee of Trust Preferred Securities of Ameren Capital Trust II(2)
Common Stock, $.01 par value (including associated preferred share purchase rights)
Stock Purchase Contracts
Stock Purchase Units(3)	(1)	(1)

Ameren Capital Trust I: Trust Preferred Securities	(1)	(1)

Ameren Capital Trust II: Trust Preferred Securities	(1)	(1)

Total	$1,472,875,000(4)	(4)

(1)
There are being registered hereunder such presently indeterminate principal amount or number of Senior Debt Securities, Subordinated Debt Securities, Trust Preferred Securities, shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units with an aggregate initial offering price not to exceed $1,472,875,000. Senior Debt Securities or Subordinated Debt Securities, which are being registered under this registration statement, also may be issued to Ameren Capital Trust I or Ameren Capital Trust II in connection with the issuance and sale of Trust Preferred Securities by Ameren Capital Trust I or Ameren Capital Trust II and later distributed upon dissolution and distribution of the assets thereof, which would include such Debt Securities for which no separate consideration will be received. An indeterminate number of shares of Common Stock may also be issued upon settlement of the Stock Purchase Contracts, Stock Purchase Units or warrants. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2)
Includes the obligations of Ameren Corporation under the respective trust agreements, the applicable indenture, the related series of Debt Securities and the respective Guarantees, which include Ameren Corporation's covenant to pay any indebtedness, expenses or liabilities of Ameren Capital Trust I or Ameren Capital Trust II (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.
(3)
Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a beneficial interest in either Senior Debt Securities or Subordinated Debt Securities, Trust Preferred Securities issued by Ameren Capital Trust I or Ameren Capital Trust II or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(4)
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and Registration Statement No. 333-81774. Prior to the filing of this registration statement, $82,875,000 aggregate principal amount of securities remained registered and unsold under Registration Statement No. 333-81774. Such securities are being carried forward to this registration statement pursuant to such Rule 429. The registration fee associated with such securities was previously paid. Accordingly, the proposed maximum offering price of securities as to which additional registration fees in the amount of $127,880 are required to be paid is $1,390,000,000. Such registration fee was previously paid.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits

Exhibit No.	Description
**1.1	Form of Underwriting Agreement relating to the debt securities (File No. 333-81774, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the trust preferred securities.
**1.3	Form of Underwriting Agreement relating to the common stock (File No. 333-81774, Exhibit 1.3).
+1.4	Form of Underwriting Agreement relating to the stock purchase units.
**4.1	Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).
**4.2	Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).
**4.3	By-laws of the Company as amended to December 31, 1997 (1997 Form 10-K, Exhibit 3(ii)).
**4.4	Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).
**4.5	Indenture of the Company with The Bank of New York, as trustee, relating to the senior debt securities dated as of December 1, 2001 (File No. 333-81774, Exhibit 4.5).
+4.6	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).
**4.7	Form of Indenture of the Company relating to subordinated debt securities (File No. 333-81774, Exhibit 4.9).
+4.8	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).
**4.9	Form of Guarantee Agreement of the Company (File No. 333-81774, Exhibit 4.11).
***4.10	Certificate of Trust of Ameren Capital Trust I.
***4.11	Trust Agreement of Ameren Capital Trust I.
***4.12	Certificate of Trust of Ameren Capital Trust II.
***4.13	Trust Agreement of Ameren Capital Trust II.
**4.14	Form of Amended and Restated Trust Agreement (including the form of trust preferred security) (File No. 333-81774, Exhibit 4.14).
+4.15	Form of Purchase Contract Agreement.
+4.16	Form of Pledge Agreement.
+4.17	Form of Warrant Agreement (including the form of warrant).
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities.
***5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the securities.
***5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust I.
***5.4	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust II.
***12	Statement re computation of ratios of earnings to fixed charges.

***23.1	Consent of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).
***23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
***23.3	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.3).
***23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.4).
***23.5	Consent of independent accountants.
***24.1	Powers of attorney.
***24.2	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust I (included in Exhibit 4.11).
***24.3	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust II (included in Exhibit 4.13).
***25.1	Form T-1 statement of eligibility of the trustee for the senior debt securities.
++25.2	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.3	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.
++25.4	Form T-1 statement of eligibility of the trustee for the trust preferred securities.
++25.5	Form T-1 statement of eligibility of the purchase contract agent for the stock purchase contracts.
**99.1	Stock Purchase Agreement, dated as of April 28, 2002, between the Company and The AES Corporation related to the Company's acquisition of CILCORP Inc. (Form 10-Q for the quarter ended March 31, 2002, Exhibit 2.1).
**99.2	Membership Interest Purchase Agreement, dated as of April 28, 2002, between the Company and The AES Corporation related to the Company's acquisition of AES Medina Valley (No. 4), L.L.C. (Form 10-Q for the quarter ended March 31, 2002, Exhibit 2.2).
**99.3	Stipulation and Agreement dated July 15, 2002 (Registration Statement on Form S-3 for Union Electric Company and Union Electric Capital Trust I, Registration Nos. 333-87506 and 333-87506-01, Exhibit 99.1).

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-14756.

*
Filed herewith.
**
Incorporated by reference herein as indicated.
***
Previously filed.
+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 19th day of September, 2002.

AMEREN CORPORATION (REGISTRANT)
By:	/s/ CHARLES W. MUELLER Charles W. Mueller Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ CHARLES W. MUELLER Charles W. Mueller	Chairman and Chief Executive Officer (Principal Executive Officer)	September 19, 2002
/s/ GARY L. RAINWATER Gary L. Rainwater	President and Chief Operating Officer	September 19, 2002
/s/ WARNER L. BAXTER Warner L. Baxter	Senior Vice President, Finance (Principal Financial Officer)	September 19, 2002
/s/ MARTIN J. LYONS Martin J. Lyons	Controller (Principal Accounting Officer)	September 19, 2002
* William E. Cornelius	Director	September 19, 2002
* Clifford L. Greenwalt	Director	September 19, 2002
* Thomas A. Hays	Director	September 19, 2002

Richard A. Liddy	Director
* Gordon R. Lohman	Director	September 19, 2002
* Richard A. Lumpkin	Director	September 19, 2002
* John Peters MacCarthy	Director	September 19, 2002
* Hanne M. Merriman	Director	September 19, 2002
* Paul L. Miller, Jr.	Director	September 19, 2002
* Harvey Saligman	Director	September 19, 2002
* James W. Wogsland	Director	September 19, 2002
*By:	/s/ STEVEN R. SULLIVAN
Steven R. Sullivan Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 19, 2002.

AMEREN CAPITAL TRUST I (REGISTRANT)
By:	Ameren Corporation, as Depositor
By:	/s/ JERRE E. BIRDSONG Jerre E. Birdsong Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 19, 2002.

AMEREN CAPITAL TRUST II (REGISTRANT)
By:	Ameren Corporation, as Depositor
By:	/s/ JERRE E. BIRDSONG Jerre E. Birdsong Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
**1.1	Form of Underwriting Agreement relating to the debt securities (File No. 333-81774, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the trust preferred securities.
**1.3	Form of Underwriting Agreement relating to the common stock (File No. 333-81774, Exhibit 1.3).
+1.4	Form of Underwriting Agreement relating to the stock purchase units.
**4.1	Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).
**4.2	Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).
**4.3	By-laws of the Company as amended to December 31, 1997 (1997 Form 10-K, Exhibit 3(ii)).
**4.4	Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).
**4.5	Indenture of the Company with The Bank of New York, as trustee, relating to the senior debt securities dated as of December 1, 2001 (File No. 333-81774, Exhibit 4.5).
+4.6	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).
**4.7	Form of Indenture of the Company relating to subordinated debt securities (File No. 333-81774, Exhibit 4.9).
+4.8	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).
**4.9	Form of Guarantee Agreement of the Company (File No. 333-81774, Exhibit 4.11).
***4.10	Certificate of Trust of Ameren Capital Trust I.
***4.11	Trust Agreement of Ameren Capital Trust I.
***4.12	Certificate of Trust of Ameren Capital Trust II.
***4.13	Trust Agreement of Ameren Capital Trust II.
**4.14	Form of Amended and Restated Trust Agreement (including the form of trust preferred security) (File No. 333-81774, Exhibit 4.14).
+4.15	Form of Purchase Contract Agreement.
+4.16	Form of Pledge Agreement.
+4.17	Form of Warrant Agreement (including the form of warrant).
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities.
***5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the securities.
***5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust I.
***5.4	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust II.
***12	Statement re computation of ratios of earnings to fixed charges.
***23.1	Consent of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

***23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
***23.3	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.3).
***23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.4).
***23.5	Consent of independent accountants.
***24.1	Powers of attorney.
***24.2	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust I (included in Exhibit 4.11).
***24.3	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust II (included in Exhibit 4.13).
***25.1	Form T-1 statement of eligibility of the trustee for the senior debt securities.
++25.2	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.3	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.
++25.4	Form T-1 statement of eligibility of the trustee for the trust preferred securities.
++25.5	Form T-1 statement of eligibility of the purchase contract agent for the stock purchase contracts.
**99.1	Stock Purchase Agreement, dated as of April 28, 2002, between the Company and The AES Corporation related to the Company's acquisition of CILCORP Inc. (Form 10-Q for the quarter ended March 31, 2002, Exhibit 2.1).
**99.2	Membership Interest Purchase Agreement, dated as of April 28, 2002, between the Company and The AES Corporation related to the Company's acquisition of AES Medina Valley (No. 4), L.L.C. (Form 10-Q for the quarter ended March 31, 2002, Exhibit 2.2).
**99.3	Stipulation and Agreement dated July 15, 2002 (Registration Statement on Form S-3 for Union Electric Company and Union Electric Capital Trust I, Registration Nos. 333-87506 and 333-87506-01, Exhibit 99.1).

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-14756.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

***
Previously filed.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

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PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
EXHIBIT INDEX